WILLAMETTE INDUSTRIES, INC.
                           9% NOTE DUE OCTOBER 1, 2021


                  WILLAMETTE INDUSTRIES, INC., an Oregon corporation (herein called "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to: ___________________ _______________________________________, or
registered assigns, the principal sum of ________________ Dollars, on October 1, 2021, and to pay interest thereon from October 1, 1991, or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on April 1 and October 1 in each year commencing April 1, 1992, at the rate of 9% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name the Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of this Debenture not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and interest on the Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been manually executed by the Trustee or Authenticating Agent referred to in said Indenture, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.



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DATED:

                  CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

                  THE CHASE MANHATTAN BANK
                  (National Association), as Trustee


By
         Authorized Officer



                                 WILLAMETTE INDUSTRIES, INC.



                                 By
                                          Chairman of the Board and Chief
                                             Executive Officer


         Attest:


                                          Secretary



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                  This Debenture is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of March 15, 1983 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Debenture is one of the series of the Securities designated as the 9% Debentures due October 1, 2021 (herein called the "Debentures"), limited in aggregate principal amount to $150,000,000.

                  The Debentures may not be redeemed prior to Stated Maturity.

                  If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.



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                  The  Debentures  are issuable only in registered  form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                  PLEASE INSERT SOCIAL SECURITY OR OTHER  IDENTIFYING  NUMBER OR
ASSIGNEE:
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  (Please print or typewrite name and address, including zip code of assignee)

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the within Note and all rights thereunder,  hereby irrevocably  constituting and appointing attorney.

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to  transfer  said  Note  on the  books  of the  Company,  with  full  power  of substitution in the premises.

Dated:
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                         NOTICE:  The signature to this  assignment must respond
                         with the name as it appears upon the face of the within
                         Note  in  every  particular,   without   alteration  or
                         enlargement or any change whatever.



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